UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 24, 2009

(Date of earliest event reported):

PROS Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	76-0168604
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX, 77002	(713) 335-5151
(Address of principal executive offices)	(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At a meeting held on March 24, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of PROS Holdings, Inc. ( the “Company”) approved and authorized the Company to amend the employment agreements of certain executive officers identified below (each, an “Executive”) to increase severance payments payable to such Executives upon termination of employment with the Company.

On March 24, 2009, the Company entered into a (1) First Amendment of Employment Agreement (the “Reiner Amendment”) with Andres Reiner, the Company’s Senior Vice President of Product Development, amending the employment agreement dated as of April 24, 2008, by and between the Company and Mr. Reiner, (2) First Amendment of Employment Agreement (the “Robinson Amendment”) with Jeffery Robinson, the Company’s Senior Vice President of Pricing, amending the employment agreement dated as of April 24, 2008, by and between the Company and Mr. Robinson, (3) Second Amendment of Employment Agreement with Albert E. Winemiller, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors (the “Winemiller Amendment”), amending the employment agreement dated as of September 30, 2005, by and between the Company and Mr. Winemiller, as amended on April 2, 2007, and (4) Second Amendment of Employment Agreement with Charles H. Murphy, the Company’s Executive Vice President and Chief Financial Officer, amending the employment agreement dated as of September 30, 2005, by and between the Company and Mr. Murphy, as amended on April 2, 2007, (the “Murphy Amendment” and collectively with Reiner Amendment, Robinson Amendment and Winemiller Amendment, the “Amendments”).

The Reiner Amendment and Robinson Amendment provide for payment of (1) any unpaid bonus earned by such Executives prior to the termination, and (2) the payment during the severance period of the bonus that the Executive would have received during such period. Such bonuses are payable if the Executives are terminated without “cause,” resign for “good reason” or the Company elects not to renew the employment terms.

The Winemiller Amendment and Murphy Amendment provide for payment of (1) any unpaid bonus earned by such Executives prior to the termination, and (2) the payment during the severance period of the bonus that the Executive would have received during such period. Such bonuses are payable if the Executives are terminated without “cause,” resign for “good reason” or the Company elects not to renew the employment terms or if they are terminated without “cause” or resign for “good reason” within six months prior to or any time after a “change in control” transaction of the Company.

The terms “bonus,” “cause,” “good reason” and “change in control” as used above are defined in the Executives’ employment agreements.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the complete text of the Reiner Amendment, Robinson Amendment, Winemiller Amendment and Murphy Amendment, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	First Amendment to the Employment Agreement dated March 24, 2009 by and between PROS Revenue Management, L.P. and Andres Reiner.
10.2*	First Amendment to the Employment Agreement dated March 24, 2009 by and between PROS Revenue Management, L.P. and Jeffery Robinson.
10.3*	Second Amendment to the Employment Agreement dated March 24, 2009 by and between PROS Revenue Management, L.P. and Albert E. Winemiller.
10.4*	Second Amendment to the Employment Agreement dated March 24, 2009 by and between PROS Revenue Management, L.P. and Charles H. Murphy.

* Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: March 26, 2009

/s/ Charles H. Murphy
Charles H. Murphy
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1*	First Amendment to the Employment Agreement dated March 24, 2009 by and between PROS Revenue Management, L.P. and Andres Reiner.
10.2*	First Amendment to the Employment Agreement dated March 24, 2009 by and between PROS Revenue Management, L.P. and Jeffery Robinson.
10.3*	Second Amendment to the Employment Agreement dated March 24, 2009 by and between PROS Revenue Management, L.P. and Albert E. Winemiller.
10.4*	Second Amendment to the Employment Agreement dated March 24 2009 by and between PROS Revenue Management, L.P. and Charles H. Murphy.

* Indicates a management contract or compensatory plan.